EXHIBIT 31.2

CERTIFICATION PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Allen D. Goodman, Chief Financial and Principal Accounting Officer of Beeland Management Company, L.L.C., the General Partner of Rogers International Raw Materials Fund, L.P. (the “Partnership”), do hereby certify that:

1. I have reviewed this Report on Form 10-Q for the period ending June 30, 2005 (the “Report”) of the Partnership;

2. Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report;

3. Based on my knowledge, the financial statements, and other financial information included in the Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Partnership as of, and for, the periods presented in the Report;

4. The Partnership’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Partnership and we have:

(a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Partnership is made known to us by others within that entity, particularly during the period in which this Report is being prepared;

(b)	paragraph omitted in accordance with SEC transition instructions contained in SEC Release 34-47986;

(c)	evaluated the effectiveness of the Partnership’s disclosure controls and procedures and presented in this Report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation as of the Evaluation Date; and

(d)	disclosed in this Report any change in the Partnership’s internal control over financial reporting that occurred during the Partnership’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting; and

5. The Partnership’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Partnership’s auditors and the audit committee of the Partnership’s board of directors (or persons performing the equivalent functions):

(i)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Partnership’s ability to record, process, summarize and report financial information; and

(ii)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal control over financial reporting.

Date: August 15, 2005	By:	/s/ Allen D. Goodman
Allen D. Goodman
Chief Financial and Principal Accounting Officer of Beeland Management Company, L.L.C., General Partner of the Partnership

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